EXHIBIT 10.6.1

FIRST LEASE EXTENSION AGREEMENT

AGREEMENT made as of the 16th day of January 2009 by and between 55 MADISON AVENUE ASSOCIATES, LLC, a Delaware limited liability company, having its principal office c/o Ivy Realty Services, LLC, One Paragon Drive, Suite 125, Montvale, New Jersey 07645 (hereinafter called “Landlord”), and ACCESS INTEGRATED TECHNOLOGIES, INC., a New Jersey corporation, having its principal office at 55 Madison Avenue, Morristown, New Jersey 07960 (hereinafter called “Tenant”).

RECITALS

WHEREAS, 55 Madison Associates, LLC, as predecessor-in-interest to Landlord, and Tenant entered into a Lease Agreement, dated March 10, 2005 (the “Lease”), for the lease of 5,237 rentable square feet of space (the “Premises”) on the third (3rd) floor of the building located at 55 Madison Avenue, Morristown, New Jersey (the ‘Building”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease to and including August 31, 2012; subject to and in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Definitions

1.1           The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2           Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.

ARTICLE II
Lease Modifications

The Lease is and shall be modified and amended as follows:

2.1           Term.  The Term of the Lease is extended to and including August 31, 2012, unless sooner terminated pursuant to any of the provisions of the Lease.  Accordingly, from and after the date hereof, all references made to the “expiration” or “termination” date in the Lease and in this Agreement shall mean and refer to August 31, 2012.

2.2           Fixed or Base Rent.  (a) From the date hereof to and including May 31, 2009, Fixed or Base Rent shall continue to be payable by Tenant to Landlord in accordance with the provisions of the Lease.

(b)           From June 1, 2009 (the “Effective Date”) to and including August 31, 2012, the Fixed or Base Rent shall be payable by Tenant as follows:

From the Effective Date to and including May 31, 2010, the Fixed or Base Rent shall be $141,399.00 per annum, payable in equal monthly installments of $11,783.25.

From June 1, 2010 to and including May 31, 2011, the Fixed or Base Rent shall be $145,326.72 per annum, payable in equal monthly installments of $12,110.56.

From June 1, 2011 through and including August 31, 2012, the Fixed or Base Rent shall be payable in equal monthly installments of $12,437.88.

(c)           Tenant specifically acknowledges and agrees that, in addition to the Fixed or Base Rent set forth herein, Tenant shall continue to pay to Landlord additional rent required by the Lease, including, without limitation, as set forth in Section 35 of the Lease.

(d)           Provided Tenant is not in default under any of the terms or provisions of the Lease or this Agreement, Tenant shall receive a rent credit in the total amount of $29,949.09 to be applied as follows: (i) $11,783.25 toward the Fixed or Base Rent due for the month of June 2009; (ii) $12,110.56 to be applied toward the Fixed or Base Rent due for the month of June 2010; and (iii) $6,055.28 to be applied toward the Fixed or Base Rent due for the month of July 2010.

2.3           Tenant Electric.  Effective as of the Effective Date and subject to the terms and conditions of Section 34 of the Lease, Tenant shall pay the amount of $9,164.76 per annum for Tenant Electric Service at the Premises.  The aforementioned amount shall be payable, in advance, in equal monthly installments of $763.73, along with Tenant’s monthly installments of Fixed or Base Rent.

2.4           Base Year.  From and after the Effective Date, the term “Base Year”, as used in the Lease, shall mean and refer to the calendar year 2008.

2.5           Landlord Alterations.  (a)  Tenant hereby acknowledges and agrees that Landlord has completed all items of work previously required to be completed by Landlord pursuant to the Lease.

(b)           Tenant shall accept the Premises in its current “as is” condition as of the date hereof, except that Landlord shall, at Landlord’s sole cost and expense, (i) repair or replace, as necessary, one commode in the restroom located within the Premises; (ii) repair or replace, as necessary, one toilet tissue dispenser and one soap dispenser in the restroom located within the Premises; (iii) refinish the existing interior doors within the Premises; and (iv) refinish the existing hardwood floors in the reception area located within the Premises (hereinafter collectively referred to as the “Extension Work”).  The Extension Work shall be performed by Landlord using Landlord’s Building-standard materials and finishes.  Tenant hereby acknowledges that the Extension Work shall be performed while Tenant is occupying the Premises.  Tenant shall be responsible for moving the furniture and equipment in the Premises (at Tenant’s sole cost and expense) in order to permit Landlord to perform the Extension Work.  Tenant hereby acknowledges and agrees that Landlord shall not be liable for any inconvenience to Tenant or for interference with Tenant’s business or use of the Premises during the performance of the Extension Work.  Tenant and its employees, invitees, agents and contractors may use the Premises during the performance of the Extension Work at their own risk, and Landlord shall not be responsible for injury or damage to property occasioned by the performance of the Extension Work unless same is due to Landlord’s negligence or willful misconduct.

2.6           Security.  Landlord and Tenant hereby acknowledge that Landlord is currently holding $22,693.66 as security under the Lease, as more particularly set forth in Section 20 thereof

2.7           Insurance.  Effective as of the Effective Date, Section 12 of the Lease is hereby modified and amended by deleting the numbers “$1,000,000.00” from lines 6 and 7 and “$500,000.00” from line 8 of the first paragraph and inserting the number “$3,000,000.00” in each of their places.

2.8           Right of First Offer.  Effective as of the date hereof, the Right of First Offer referenced in the Summary Pages of the Lease is hereby deleted in its entirety.

2.9           Notices.  Effective immediately, any bills, statements, payments, consents, notices, demands, requests or other communications given or required to be given under the Lease to Landlord shall be in writing and shall be addressed as follows:

To Landlord:                       55 Madison Avenue Associates, LLC
c/o Ivy Realty Services, LLC
One Paragon Drive, Suite 125
Montvale, New Jersey 07645

with a copy sent simultaneously to:

Lazer, Aptheker, Rosella & Yedid, P.C.
225 Old Country Road
Melville, New York 11747
Ann:  Matthew C. Lamstein, Esq.

or to such other or additional address(es) as Landlord may designate as its new address(es) for such purpose by notice given in accordance with the provisions of the Lease.

2.10           Renewal Option.  Effective as of the date hereof; the Renewal Option referenced in the Summary Pages of the Lease is hereby modified and amended as follows:

(a)           All references to the words “Initial Term” are hereby deleted and the words “Extension Term” shall be inserted in each of their places.

(b)           The following sentence shall be inserted as the new last sentence of the first paragraph:

“For the purposes of this Renewal Option, the term “Extension Term” shall mean and refer to the term of this Lease commencing on
June 1, 2009 and expiring August 31, 2012.”

(c)           the number “four (4)” is hereby deleted from Paragraph 1 and the number “five (5)” shall be inserted in its place.

(d)           The number “seven (7)” is hereby deleted from Subsection A and the number “nine (9)” shall be inserted in its place and the words “but not more than twelve (12) months” are hereby deleted.

(e)           The number “2004” is herby deleted from Subsection E and the number “2008” shall be inserted in its place.

(f)           The last paragraph of the Renewal Option is hereby deleted in its entirety.

ARTICLE III
Broker

3.1           Tenant represents to Landlord that this Agreement was brought about by Jones Lang LaSalle Americas, Inc. and Alexander Summer, L.L.C., as brokers (“Brokers”), and that all negotiations with respect to this Agreement were conducted exclusively with Brokers.  Tenant hereby agrees that if any claim is made for commissions by any other broker, then Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney fees and disbursements.  Landlord agrees to pay a commission to Brokers pursuant to a separate agreement between Landlord and Brokers.

ARTICLE IV
Ratification

4.1           Tenant represents and warrants that the Lease is presently in full force and effect and no event of default has occurred on the part of Landlord and that Tenant currently has no defense or right of offset in connection with Landlord’s performance tinder the Lease to this date.

4.2           The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement.  If there is a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.

4.3           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

IN WITNESS WHEREOF, the parties have executed this First Lease Extension Agreement as of the day and year first above written.

55 MADISON AVENUE ASSOCIATES, LLC By: AVS Portfolio Master Limited Partnership, its sole member By: Ivy Realty LI, L.L.C., its general partner

By:	/s/ Anthony DiTommaso
Name: Anthony DiTommaso
Title: Manager

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ A. Dale Mayo
Name: A. Dale Mayo
Title: CEO